                                                                    EXHIBIT 4.2

                               PACKAGED ICE, INC.

                                  Consisting of
                                  $125,000,000

                    9 3/4% Senior Notes due February 1, 2005

                               PURCHASE AGREEMENT

                                                                  April 23, 1998


JEFFERIES & COMPANY, INC.
11100 Santa Monica Blvd.
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

         Packaged Ice, Inc., a Texas corporation (the "Company"), and the Subsidiary Guarantors (as defined below) hereby confirm their agreement with you (the "Initial Purchaser"), as set forth below.

         1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $125,000,000 aggregate principal amount of its 9 3/4% Series A Senior Notes due February 1, 2005 (the "Senior Notes"). The Senior Notes are to be issued under the indenture (the "Indenture") dated as of January 28, 1998, to be amended and restated as of April 30, 1998, by and among the Company, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"). The Senior Notes will be unconditionally guaranteed (the "Guarantees") on a joint and several basis by Packaged Ice Leasing, Inc., a Nevada corporation, Southco Ice, Inc., a Texas corporation, Mission Party Ice, Inc. a Texas corporation, Southwest Texas Packaged Ice, Inc., a Texas corporation, Southwestern Ice, Inc., a Texas corporation, Golden Eagle Ice " Texas, Inc., a Texas corporation, and Packaged Ice Southeast, Inc., a Texas corporation, and Southern Bottled Water Company, Inc., a Texas corporation and, upon the Closing Date (as defined in Section 3), Reddy Ice Corporation, a Delaware corporation (collectively, the "Subsidiary Guarantors"). The Senior Notes and the Guarantees are collectively referred to herein as the "Securities."

         The Securities will be offered and sold to the Initial Purchaser without Registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act.

         In connection with the sale of the Securities, the Company has prepared a preliminary offering circular dated April 22, 1998 (the "Preliminary Circular") and a final offering circular





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dated April 23, 1998 (the "Final Circular"), setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, and a description of the business of the Company and the Subsidiary Guarantors. The Preliminary Circular and the Final Circular are each referred to herein as a "Circular." Any references herein to the Preliminary Circular and the Final Circular shall be deemed to include all amendments and supplements thereto.

         The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors shall agree, among other things, (i) to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Senior Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

         2. Representations and Warranties. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with the Initial Purchaser that:

         (a) The Preliminary Circular and the Final Circular with respect to the Securities have been prepared by the Company for use by the Initial Purchaser in connection with resales of the Securities. No order or decree preventing the use of either Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and the Subsidiary Guarantors, is contemplated.

         (b) The Preliminary Circular and the Final Circular as of their respective dates and the Final Circular as of the Closing Date (as defined in Section 3 below) did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(b) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company or the Subsidiary Guarantors in writing by the Initial Purchaser expressly for use in the Preliminary Circular or the Final Circular.

         (c) The Company has the authorized capitalization set forth in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular); all of the outstanding shares of capital stock of the Company and the Subsidiary Guarantors have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Circular, all of the outstanding shares of capital stock of each of the Subsidiary Guarantors are, and as of the Closing Date will be, owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and except for pledged shares of Subsidiaries under the Credit Facilities, as defined in the Indenture) or voting; except as set forth in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there are no outstanding (i) options, warrants or other rights to purchase from



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the Company or the Subsidiary Guarantors, (ii) agreements or other obligations of the Company or any Subsidiary Guarantors to issue or (iii) other rights to convert any obligation into, or exchange any securities for, in the case of each clause (i)-(iii) shares of capital stock of the Company or any Subsidiary Guarantor. The Company does not have any Subsidiaries (as defined in the Indenture) except for the Subsidiary Guarantors; except for the capital stock of the Subsidiary Guarantors and as otherwise disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

         (d) Each of the Company and the Subsidiary Guarantors has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the each Circular; each of the Company and the Subsidiary Guarantors is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole (any such event, a "Material Adverse Effect").

         (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Senior Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (f) Each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees to be endorsed on each of the Senior Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Subsidiary Guarantors and, when the Senior Notes, the Exchange Notes and the Private Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid and legally binding obligation of each of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may



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be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (g) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Trustee if the Trustee is required to execute any such document), each will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (h) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed and delivered by the Company and each of the Subsidiary Guarantors a party thereto (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company and each such Subsidiary Guarantor, enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (i) The Company and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by the Company or the Subsidiary Guarantors or the consummation by the Company or the Subsidiary Guarantors of the transactions contemplated hereby, except such as have been obtained. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of this Agreement and the consummation by the Company and each of the Subsidiary Guarantors of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute as a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement,




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permit, certificate, contract or other agreement or instrument to which the
Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject (other than the Indenture and the Credit Facilities, as defined in the Indenture and the collateral documents ancillary thereto), (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiary Guarantors, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties or assets.

         (j) None of the Company or the Subsidiary Guarantors is (i) in violation of its articles or certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

         (k) The audited consolidated financial statements of the Company and its subsidiaries included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) present fairly in all material respects the consolidated financial position, the consolidated results of their operations and their cash flows at the dates and for the periods to which they relate and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected consolidated historical financial data in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Deloitte & Touche L.L.P. and Arthur Andersen LLP (the "Independent Accountants") are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder.

         (l) The pro forma financial statements under the headings "Unaudited Pro Forma Combined Condensed Financial Statements" and "Selected Historical and Unaudited Pro Forma Combined Financial Data" (including the notes thereto) and the other pro forma financial information (but excluding all projected or forecasted financial information) included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial




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information included in the Final Circular (or, if the Final Circular is not in
existence, the most recent Circular) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (m) Except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there is not pending or, to the best knowledge of the Company or any Subsidiary Guarantors, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiary Guarantors is a party, or to which the property or assets of the Company or any of the Subsidiary Guarantors are subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or the Subsidiary Guarantors, would result, individually or in the aggregate, in any material adverse change in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary Guarantors, taken as a whole (any such event, a "Material Adverse Change"), or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular).

         (n) Each of the Company and the Subsidiary Guarantors owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), and since December 31, 1995, none of the Company or the Subsidiary Guarantors has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

         (o) Each of the Company and the Subsidiary Guarantors possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or any of the Subsidiary Guarantors has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

         (p) Since the respective dates as of which information is given in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), except as described therein, (i) none of the Company or any of the Subsidiary Guarantors has incurred any liabilities or




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obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) none of the Company or any of the Subsidiary Guarantors has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any such Subsidiary Guarantor, the purchase of, or dividend or distribution on, capital stock owned by the Company).


         (q) Each of the Company and the Subsidiary Guarantors have filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary Guarantor is contesting in good faith and for which the Company or such Subsidiary Guarantor has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiary Guarantors that would have, individually or in the aggregate, a Material Adverse Effect.

         (r) The projected financial and operating data included in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) are based on assumptions which the Company and the Subsidiary Guarantors believe to be reasonable in light of current circumstances.

         (s) None of the Company, the Subsidiary Guarantors or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the same of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

         (t) Each of the Company and the Subsidiary Guarantors has good and defensible title to all real property and good title to all personal property described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

         (u) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary Guarantor or any of their respective properties or assets which would be required to be describe in a prospectus pursuant to the Act that are not described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), nor are there any material contracts or other documents which would be required to be described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular) that are not so described.

         (v) To the best knowledge of the Company, except as described in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), each of the Company and the Subsidiary Guarantors is in compliance in all respects with all laws, rules or regulations




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relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and conditions of any permit, license or approval required thereunder in connection with the ownership, operation or use of its business, property and assets except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), none of the Company or the Subsidiary Guarantors is subject to any known liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to their knowledge, threatened against the Company or any of the Subsidiary Guarantors under any Environmental Law which, if determined adversely to the Company or any such Subsidiary would, individually or in the aggregate, result in a Material Adverse Effect.

         (w) Each of the Company or its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

         (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiary Guarantors which is pending or, to the best knowledge of the Company or any Subsidiary Guarantor, threatened.

         (y) None of the Company or the Subsidiary Guarantors has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary Guarantor makes or ever has made a contribution and in which any employee of the Company or any Subsidiary Guarantor is or has ever been a participant. With respect to such plans, the Company and each Subsidiary Guarantor is in compliance in all material respects with all applicable provisions of ERISA.

         (z) After giving effect to the offering and sale of the Securities, neither the Company nor any of the Subsidiary Guarantors will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (aa) The Senior Notes, the Exchange Notes, the Guarantees, the Indenture and the Registration Rights Agreement will, and this Agreement does, conform in all material respects to the descriptions thereof in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular).

         (bb) Except as disclosed in the Final Circular (or, if the Final Circular is not in existence, the most recent Circular), no holder of securities of the Company or any Subsidiary Guarantor will be entitled to have such securities registered under the registration statements



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

required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

         (cc) Immediately after the consummation of the transactions contemplated by this Agreement, the Company believes that the fair value and current fair saleable value of the assets of each of the Company and the Subsidiary Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor any of the Subsidiary Guarantors (each on a consolidated basis) is, nor will either the Company or any of the Subsidiary Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby,
(a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

         (dd) Neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchaser) has complied with and will implement the "offering restriction" within the meaning of such Rule 902.

         (ee) Within the six months preceding the date hereof, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchaser hereunder and the Original Notes (as defined in the Preliminary Circular); and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Jefferies & Company, Inc.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

         (ff) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

         (gg) No securities of the Company or any Subsidiary Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.



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

         (hh) None of the Company or the Subsidiary Guarantors have taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to the Initial Purchaser as to the matters covered thereby.

         3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Subsidiary Guarantors agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company and the Subsidiary Guarantors $125,000,000 aggregate principal amount of Securities at a purchase price of $985.00 per $1,000 principal amount of Securities. One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as Jefferies & Company, Inc. requests upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and the Subsidiary Guarantors to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, Houston, Texas, at 10:00 a.m., New York time, on April 30,1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company has requested that the Closing Date be scheduled to occur four business days after the date of this Agreement in order to provide sufficient time to satisfy the conditions for closing set forth in Section 7 below. With respect to Securities to be delivered in definitive certificated form, the Company and the Subsidiary Guarantors will make certificates for such Securities available for checking and packaging by the Initial Purchaser at the offices of Jefferies & Company, Inc. in New York, New York, or at such other place as Jefferies & Company, Inc. may designate, at least 24 hours prior to the Closing Date. Securities to be represented by one or more definitive global Securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian.

         4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Circular, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

         5. Covenants of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors jointly and severally covenants and agrees with the Initial Purchaser that:

         (a) The Company and the Subsidiary Guarantors will not amend or supplement the Final Circular or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given their consent. The Company and the Subsidiary Guarantors will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Final Circular that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

         (b) The Company and the Subsidiary Guarantors will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither of the Company nor any Subsidiary Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

         (c) If, at any time prior to the completion of the initial resale by the Initial Purchaser of the Securities to persons other than affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Circular as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Circular to comply with applicable law, the Company and the Subsidiary Guarantors will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company and the Subsidiary Guarantors, an amendment or supplement to the Final Circular that corrects such statement or omission or effects such compliance.

         (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Circular and the Final Circular or any amendment or supplement thereto as the Initial Purchaser may reasonable request.

         (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Circular.

         (f) For and during the period ending on the date no Securities are outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company or the Subsidiary Guarantors to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or the Subsidiary Guarantors with the Commission or any national securities exchange on which any class of securities of the Company or the Subsidiary Guarantors may be listed.

         (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, if at all, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Circular.

         (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

         (i) The Company and the Subsidiary Guarantors will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         (j) For so long as any of the Securities remain outstanding, the Company and the Subsidiary Guarantors will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

         (k) Each of the Company and the Subsidiary Guarantors will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Securities to be eligible for clearance and settlement through DTC.

         (l) The Company and the Subsidiary Guarantors agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the TIA and will cause to be entered into any necessary supplemental indentures in connection therewith.

         6. Expenses. The Company and the Subsidiary Guarantors agree, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Circular and the Final Circular and any amendment or supplement thereto, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) the fees and expenses of counsel to the Initial Purchaser in connection with the transactions contemplated hereby,
(vii) expenses in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee and the transfer agent for the Common Stock including fees and expenses of their respective counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL

Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. Notwithstanding the foregoing, the total expenses incurred by the Initial Purchaser pursuant to the foregoing sentence which are reimbursable by the Company and the Subsidiary Guarantors hereunder shall be limited to no more than $250,000. The Company and the Subsidiary Guarantors agree that they will pay in full on the Closing Date the fees and expenses referred to in clause
(vi) by delivery to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount. The Company and the Subsidiary Guarantors shall not be liable to the Initial Purchaser for loss of contemplated profits from the transactions covered by this Agreement.

         7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company and the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                  (i) Each of the Company and the Subsidiary Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Circular. Each of the Company and the Subsidiary Guarantors is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) As of the date thereof, the Company has the authorized, issued and outstanding capitalization set forth in the Final Circular; all of the outstanding shares of capital stock of the Subsidiary Guarantors are owned, directly or indirectly, by the Company, and, to the knowledge of such counsel and except as set forth in the Final Circular, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting.

                  (iii) Except as set forth in the Final Circular, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or any Subsidiary Guarantors shares of capital stock in the Company or any Subsidiary Guarantors are outstanding, (B) no agreements or other obligations of the Company or any Subsidiary Guarantors to issue, or other rights to cause the Company or any Subsidiary Guarantors to convert, any obligation into, or exchange any securities for, shares of capital stock in the Company or any Subsidiary Guarantors are outstanding and (C) no holder of securities of the Company or any Subsidiary Guarantors is entitled to have such securities registered under a registration statement filed by the Company or any Subsidiary Guarantors under the Act with respect to the Securities.

                  (iv) The Senior Notes have been duly and validly authorized and executed by the Company and when delivered by the Company (assuming the due authorization, execution, and delivery of the Indenture by the Trustee and the due authentication of the Senior Notes by the Trustee in accordance with the Indenture) and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (v) Each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees endorsed on each Senior Note have been duly and validly authorized and executed by each of the Subsidiary Guarantors and, when the Senior Notes are authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (vi) Each of the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (vii) Each of the Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), constitute the valid and legally binding agreement of the Company and each such Subsidiary Guarantors, enforceable against the Company and each such

         Subsidiary Guarantors in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (viii) Each of the Company and the Subsidiary Guarantors has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Company and the Subsidiary Guarantors and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and each of the Subsidiary Guarantors. This Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors.

                  (ix) The Indenture, the Senior Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Circular.

                  (x) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which, if determined adversely to the Company or the Subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Circular under the caption "Use of Proceeds."

                  (xi) The execution and delivery of the Exchange Notes and the Private Exchange Notes by the Company have been duly authorized by all necessary corporate action of the Company, and when the Exchange Notes and Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, the Exchange Notes and the Private Exchange Notes will constitute the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (xii) The Guarantees to be endorsed on each of the Exchange Notes and the Private Exchange Notes by the Subsidiary Guarantors have been duly authorized by all necessary corporate action of the Subsidiary Guarantors, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company and the Subsidiary Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture, and assuming due authentication by the Trustee, the Guarantees will constitute the legal, valid, binding and enforceable obligations of the Subsidiary Guarantors, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors" rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (xiii) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Company with the Commission) to which the Company or any of the Subsidiary Guarantors is a party or to which any of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or any of the Subsidiary Guarantors, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xiv) To the knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company and the Subsidiary Guarantors of the Securities to the Initial Purchaser or the other transactions contemplated hereby.

                  (xv) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Circular or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs" or "Qualified Institutional Buyers"), accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"), or foreign purchasers (as defined in Section 8), (ii) the accuracy of the Initial Purchaser's representations in Section 8 and those of the Company and the Subsidiary Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and
         (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

                  (xvi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  (xvii) Neither the Company nor any of the Subsidiary Guarantors is an "investment company" or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1946, as amended, and the rules and regulations thereunder.

         At the time the foregoing opinion is delivered, Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Circular and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Circular (except to the extent specified in subsection 7(a)(ii) and (ix)), no facts have come to its attention which lead it to believe that the Circular, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial or statistical data included in the Final Circular). The opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. described in this subsection (a) shall be rendered to the Initial Purchaser at the request of the Company and the Subsidiary Guarantors and shall so state therein.

         (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Vinson & Elkins L.L.P., counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require. In rendering such opinion, Vinson & Elkins L.L.P. shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

         (c) The Initial Purchaser shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit B hereto.

         (d) The representations and warranties of each of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and the Subsidiary Guarantors" officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and the Subsidiary Guarantors shall have complied in all material respects with all agreements and satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Circular, there shall have been no Material Adverse Change or any development that, singly or in the aggregate, is reasonably likely to cause a Material Adverse Change.

         (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

         (f) Subsequent to the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Circular, none of the Company or the Subsidiary Guarantors shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company or the Subsidiary Guarantors, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or the Subsidiary Guarantors that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiary Guarantors, taken as a whole.

         (g) Subsequent to the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company or the Subsidiary Guarantors shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or the Subsidiary Guarantors shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

         (h) The Initial Purchaser shall have received certificates of the Company and each of the Subsidiary Guarantors, dated the Closing Date, signed on behalf of the Company and each of the Subsidiary Guarantors by their respective Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer, to the effect that:

             (i) the representations and warranties of the Company and each of the Subsidiary Guarantors contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and the Company and each of the Subsidiary Guarantors have performed all covenants and agreements and satisfied hereunder all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) since the date hereof or since the date of the most recent financial statements in the Final Circular (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiary Guarantors has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company or the Subsidiary Guarantors or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors and there has not been any change in the capital stock or long-term indebtedness of the Company or the Subsidiary Guarantors that is material to the business, condition (financial or other) or results of operations or prospects of the Company or the Subsidiary Guarantors, taken as a whole; and

                  (iv) the sale of the Securities hereunder has not been enjoined (temporarily or permanently.

         (i) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and the Subsidiary Guarantors a party thereto, and such agreements shall be in full force and effect at all times from and after the Closing Date.

         On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiary Guarantors as they shall have heretofore reasonably requested from the Company and the Subsidiary Guarantors.

         All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and the Subsidiary Guarantors shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

         8. Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and agrees (as to itself only) that it is a qualified institutional buyer as defined in Rule 144A promulgated under the Act (a "QIB"). The Initial Purchaser agrees with the Company and the Subsidiary Guarantors that
(a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of

Section 4(2) of the Act; and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (i) persons whom the Initial Purchaser reasonably believes to be QIBs, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act ("Rule 144A"), and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Circular; provided, however, that, in the case of this clause (b), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Circular.

         9. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in any Circular or any amendment or supplement thereto; or

                  (ii) the omission or alleged omission to state, in any Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company or the Subsidiary Guarantors by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company or the Subsidiary Guarantors may otherwise have to the indemnified parties. Neither the Company nor the Subsidiary Guarantors shall be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

         (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, the Subsidiary Guarantors, their directors, their officers and each person, if any, who controls the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or the Subsidiary Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Circular or any amendment or supplement thereto or necessary to make the statements therein no misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon an in conformity with written information concerning the Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or the Subsidiary Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. None of the Company or any of the Subsidiary Guarantors shall, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

         (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party or substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company or the Subsidiary Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors on the one hand, or the Initial Purchaser on the other, the parties" relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.

         (e) The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding the provisions of this paragraph 9, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribute as the Initial Purchaser, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company and the Subsidiary Guarantors within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Subsidiary Guarantors.

         10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Subsidiary Guarantors, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company or any of the Subsidiary Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                  (i) any of the Company or the Subsidiary Guarantors shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had nor has a

         Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any Material Adverse Change, or any event or development involving or reasonably likely to cause or result in a Material Adverse Change (including without limitation a change in management or control of the Company or the Subsidiary Guarantors), except in each case as described in the Final Circular (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Circular; or

                  (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

         12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page and in the final two sentences of the third paragraph and in the last two paragraphs under the heading "Plan of Distribution" in the Final Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to (i) Jefferies & Company, Inc.,11100 Santa Monica Blvd., 10th Floor, Los Angeles, CA 90025, Attention: David J. Losito, Telecopy No.:
(310) 575-5200; and if sent to the Company or the Subsidiary Guarantors, shall be mailed or delivered or telecopied and confirmed in writing to the Company at 8572 Katy Freeway, Suite 101, Houston, Texas 77024.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their respective officers and any person or persons who control the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser.

                                    Very truly yours,

                                    PACKAGED ICE, INC.


                                    By: /s/ JAMES F. STUART
                                       ----------------------------------------
                                             James F. Stuart
                                             Chairman of the Board and
                                                 Chief Executive Officer


                                    PACKAGED ICE LEASING, INC.
                                    SOUTHCO ICE, INC.
                                    MISSION PARTY ICE, INC.
                                    SOUTHWEST TEXAS PACKAGED ICE, INC.

                                    SOUTHWESTERN ICE, INC.
                                    GOLDEN EAGLE ICE TEXAS, INC.
                                    PACKAGED ICE SOUTHEAST, INC.
                                    SOUTHERN BOTTLED WATER COMPANY, INC.


                                    By: /s/ JAMES F. STUART
                                       ----------------------------------------
                                             James F. Stuart
                                             Chairman of the Board and
                                                 Chief Executive Officer



The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

JEFFERIES & COMPANY, INC.


By: /s/ DAVID J. LOSITO
   -----------------------------
         David J. Losito
         Managing Director

                                                                      EXHIBIT A




                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 28, 1998

                    Amended and Restated as of April 30, 1998

                                  by and among

                               PACKAGED ICE, INC.

                            THE SUBSIDIARY GUARANTORS
                                  named herein

                                       and

                           JEFFERIES & COMPANY, INC.,
                              as Initial Purchaser

                           -------------------------

                                  $270,000,000

               9 3/4% SERIES A SENIOR NOTES DUE FEBRUARY 1, 2005

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

1.       Definitions........................................................1

2.       Exchange Offer.....................................................4

3.       Shelf Registration.................................................7

4.       Additional Interest................................................8

5.       Registration Procedures...........................................10

6.       Registration Expenses.............................................17

7.       Indemnification...................................................18

8.       Rules 144 and 144A................................................21

9.       Underwritten Registrations........................................21

10.      Miscellaneous.....................................................22
         (a)      No Inconsistent Agreements...............................22
         (b)      Adjustments Affecting Registrable Notes..................22
         (c)      Amendments and Waivers...................................22
         (d)      Notices..................................................22
         (e)      Successors and Assigns...................................23
         (f)      Counterparts.............................................24
         (g)      Headings.................................................24
         (h)      Governing Law............................................24
         (i)      Severability.............................................24
         (j)      Notes Held by the Issuers or Their Affiliates............24
         (k)      Third Party Beneficiaries................................24
         (1)      Entire Agreement.........................................24

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of January 28, 1998, and is amended and restated as of April 30, 1998, by and among Packaged Ice, Inc., a Texas corporation (the "Company"), each of the subsidiaries of the Company listed on the signature pages hereto (collectively, the "Subsidiary Guarantors"), and Jefferies & Company, Inc. (the "Initial Purchaser").

         This Agreement is entered into in connection with the Purchase Agreements, dated as of January 22, 1998 and April 23, 1998, by and among the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Purchase Agreements") which provides for, among other things, the issuance and sale to the Initial Purchaser of $270,000,000 aggregate principal amount of the Company's 9 3/4% Series A Senior Notes due February 1, 2005 (the "Notes"). In order to induce the Initial Purchaser to enter into the Purchase Agreements, the Company and the Subsidiary Guarantors have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Notes under the Purchase Agreements. The Company and the Subsidiary Guarantors are collectively referred to herein as the "Issuers."

         The parties hereby agree as follows:

1.       Definitions

         As used in this Agreement, the following terms shall have the following meanings:

         Additional Interest:  See Section 4(a).

         Advice:  See the last paragraph of Section 5.

         Agreement:  See the first introductory paragraph to this Agreement.

         Applicable Period:  See Section 2(b).

         Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

         Company:  See the first introductory paragraph to this Agreement.

         Effectiveness Date:  The 120th day after the Issue Date.

         Effectiveness Period:  See Section 3(a).

         Event Date:  See Section 4(b).

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Notes:  See Section 2(a).

         Exchange Offer:  See Section 2(a).

         Exchange Registration Statement:  See Section 2(a).

         Filing Date:  The 60th day after the Issue Date.

         Holder:  Any registered holder of Registrable Notes.

         Indemnified Person:  See Section 7(c).

         Indemnifying Person:  See Section 7(c).

         Indenture: The Indenture, dated as of January 28, 1998, as amended and restated as of April 30, 1998, by and among the Company, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

         Initial Purchaser: See the first introductory paragraph to this Agreement.

         Initial Shelf Registration:  See Section 3(a).

         Inspectors:  See Section 5(o).

         Issue Date: The date on which $125,000,000 aggregate principal amount of Notes were sold to the Initial Purchaser pursuant to the Purchase Agreement dated as of April 23, 1998.

         Issuers:  See the second introductory paragraph to this Agreement.

         NASD:  National Association of Securities Dealers, Inc.

         Notes:  See the second introductory paragraph to this Agreement.

         Participant:  See Section 7(a).

         Participating Broker-Dealer:  See Section 2(b).

         Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

         Private Exchange:  See Section 2(b).

         Private Exchange Notes:  See Section 2(b).

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         Purchase Agreement: See the second introductory paragraph to this Agreement.

         Records: See Section 5(o).

         Registrable Notes: Each Note upon original issuance thereof and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance thereof and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Registration Statement) covering such Note, Exchange Note or Private Exchange Note, as the case may be, has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note, Exchange Note or Private Exchange Note, as the case may be, is sold in compliance with Rule 144,
(iii) in the case of any Note, such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes which may be resold without restriction under state and federal securities laws, or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture.

         Registration Statement: Any registration statement of the Issuers filed with the SEC under the Securities Act, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Shelf Notice:  See Section 2(c).

         Shelf Registration:  See Section 3(b).

         Subsequent Shelf Registration:  See Section 3(b).

         Subsidiary Guarantors: See the first introductory paragraph to this Agreement.

         TIA: The Trust Indenture Act of 1939, as amended.

         Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

         Underwritten registration or underwritten offering: A registration in which securities of one or more of the issuers are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

         (a) Each of the Issuers agrees to file with the SEC no later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes (other than Private Exchange Notes, if any) for a like aggregate principal amount of debt securities of the Company, guaranteed by the Subsidiary Guarantors, which are identical in all material respects to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. Each of the Issuers agrees to use its best efforts to (x) cause the Exchange Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date;
(y) keep the Exchange Offer open for at least 30 calendar days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 45th day following the date on which the Exchange Registration Statement is declared effective. If after such Exchange Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, and that such Holder is not an affiliate of any of the Issuers within the meaning of the Securities Act. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 of this Agreement.

         (b) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.

         Each of the Issuers shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the "Applicable Period").

         If, upon consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by the Subsidiary Guarantors, that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the U.S. (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes); provided, however, the Issuers shall not be required to effect such exchange if, in the written opinion of counsel for the Issuers (a copy of which shall be delivered to the Initial Purchaser and any Holder affected thereby), such exchange cannot be effected without registration under the Securities Act. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

         Interest on the Exchange Notes and the Private Exchange Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (ii) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Notes, from the date of the original issuance of the Notes.

         In connection with the Exchange Offer, the Issuers shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate thereof;

                  (3) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws.

         As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

                  (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, as the case may be;

                  (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

         The Exchange Offer and the Private Exchange shall be subject to the following conditions: (i) the Exchange Offer or the Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer or the Private Exchange and no material adverse development has occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer or Private Exchange.

         The Exchange Notes and the Private Exchange Notes may be issued under
(i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes, if any, will have the right to vote or consent as a separate class on any matter.

         (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Issuers within 120 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any of the Issuers within the meaning of the Securities Act) and so notifies the Company within 60 days after such Holder first becomes aware of such restrictions and providing a reasonable basis for its conclusions, in the case of each of clauses (i)-(iv), then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3.

3.       Shelf Registration

         If a Shelf Notice is delivered as contemplated by Section 2(c), then:

         (a) Shelf Registration. The Issuers shall as promptly as reasonably practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Issuers shall not have yet filed the Exchange Registration Statement, each of the Issuers shall use its best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, each of the Issuers shall use its best efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice and shall use its best efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter. The Initial Shelf Registration shall be on Form S-l or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration (as defined below). The Issuers shall use their best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 36 months from the effective date of such Initial Shelf Registration (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration (as defined below) covering all of the Registrable Notes has been declared effective under the Securities Act.

         (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), each of the Issuers shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, each of the Issuers shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registrations was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

         (c) Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

4.       Additional Interest

         (a) The Issuers and the Initial Purchaser agree that the Holders of Registrable Notes will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers, jointly and severally, agree to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if the Exchange Registration Statement has not been filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

                  (ii) if the Exchange Registration Statement is not declared effective on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the day after the Effectiveness Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; and

                  (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 60th day after the date on which the Exchange Registration Statement is declared effective or (B) the Initial Shelf Registration, if required to be filed hereunder, is not declared effective on or prior to the 150th day after the Issue Date or (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the (x) 60th day after the date on which the Exchange Registration Statement is declared effective, in the case of (A) or (B) above, or (y) the day such Shelf Registration ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.5% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), upon the effectiveness of the Initial Shelf Registration (in the case of (iii)(B) above) or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable semi-annually by wire transfer of immediately available funds or by federal funds check on each regular interest payment date specified in the Indenture (to the Holders of record on the regular record date therefor (specified in the Indenture) immediately preceding such dates), commencing with the first such regular interest payment date occurring after any such Additional Interest commences to accrue, subject to Section 2.17 of the Indenture with respect to defaulted interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5. Registration Procedures

         In connection with the filing of any Registration Statement pursuant to
Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

                  (a) Prepare and file with the SEC prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by
         Section 2(c)(i), a Shelf Registration as prescribed by Section 2 or 3, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3, or
         (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration or each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuers shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including, without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing,
         (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by
         Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of any of the Issuers' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible date.

                  (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, without charge, as many copies of the Prospectus and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, each Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h);
         keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use their best efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case each of the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the joint and several expense of each of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Use their best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

                  (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with printed certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations, warranties to, and covenants with, the underwriters, with respect to the business of the Issuers and their respective subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the opinion of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities similar to the Notes and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of any of the Issuers or of any business acquired by any of the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in
         Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuers and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their respective subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Such Records shall be kept confidential by each Inspector and shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

                  (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (q) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of

         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or the Private Exchange Notes, as the case may be, and the related indenture constitute legally valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their respective terms subject to customary exceptions and qualifications.

                  (s) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or caused to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

                  (u) Use their best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

         The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

         Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in
Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuers, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuers all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Securities current at the time of the receipt of such notice. In the event the Issuers shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or
(y) the Advice.

6.       Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, jointly and severally, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be,
(iii) reasonable messenger, telephone and delivery expenses incurred in connection with the Exchange Registration Statement and any Shelf Registration,
(iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of special counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

         (b) In connection with any Shelf Registration hereunder, the Issuers, jointly and severally, shall reimburse the Holders of the Registrable Notes being registered in such registration for the fees and disbursements, not to exceed $25,000, of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Shelf Registration and other out-of-pocket expenses of Holders of Registrable Notes incurred in connection with the registration and sale of Registrable Notes.

7.       Indemnification

         (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by or on behalf of such Participant expressly for use therein; provided, however, that the Company will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the

Participants resulted from any action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement.

         (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and officers and each Person who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there is a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly after receipt of the invoice therefor as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and any such separate firm for the Issuers, their directors, their officers and such control Persons of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

         (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable (other than by reason of the exceptions specifically provided therein) to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Registrable Notes or Exchange Notes, as the case may be or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

         (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rules 144 and 144A

         Each of the Issuers covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time it is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A. Each of the Issuers further covenants, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

9.       Underwritten Registrations

         If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and reasonably acceptable to the Issuers.

         No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Miscellaneous

         (a) No Inconsistent Agreements. None of the Issuers has entered, as of the date hereof, and none of the Issuers shall enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. None of the Issuers has entered and none of the Issuers will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

         (b) Adjustments Affecting Registrable Notes. Neither the Company nor the Subsidiary Guarantors shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Registration Statement.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                  1. if to a Holder of Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchaser as follows:

                           JEFFERIES & COMPANY, INC.
                           11100 Santa Monica Boulevard - 10th Floor
                           Los Angeles, California   90025
                           Facsimile No.:  (310) 575-5165
                           Attention: Corporate Finance Department

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin Street
                           Houston, Texas   77002-6760
                           Facsimile No.:  (713) 615-5282
                           Attention:  Michael P. Finch

                  2. if to the Initial Purchaser, at the address specified in Section 10(d)(1);

                  3.       if to an Issuer, as follows:

                           Packaged Ice, Inc.
                           8572 Katy Freeway, Suite 101
                           Houston, Texas   77024
                           Facsimile No.:  (713) 464-4681
                           Attention:  President

                  with copies to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           300 Convent Street, Suite 1500
                           San Antonio, Texas   78205
                           Facsimile No.:  (210) 224-2035
                           Attention:  Alan Schoenbaum

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed, one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assign holds Registrable Notes.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Notes Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                PACKAGED ICE, INC.



                                By:
                                Name:
                                Title:


                                PACKAGED ICE LEASING, INC.
                                SOUTHCO ICE, INC.
                                MISSION PARTY ICE, INC.
                                SOUTHWEST TEXAS PACKAGED ICE, INC.
                                SOUTHWESTERN ICE, INC.
                                GOLDEN EAGLE ICE B TEXAS, INC.
                                PACKAGED ICE SOUTHEAST, INC.
                                SOUTHERN BOTTLED WATER COMPANY, INC.
                                REDDY ICE CORPORATION



                                By:
                                    --------------------------------------
                                Name:
                                      ------------------------------------
                                Title:
                                       -----------------------------------

                                JEFFERIES & COMPANY, INC.



                                By:
                                    --------------------------------------
                                Name:
                                      ------------------------------------
                                Title:
                                       -----------------------------------